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                                                                       EXHIBIT 5




May 22, 2001


Guidant Corporation
111 Monument Circle, 29th Floor
Indianapolis, IN  46204-5129

Ladies and Gentlemen:

On or about May 22, 2001, Guidant Corporation, an Indiana corporation (the "Company"), will file with the Securities and Exchange Commission on Form S-8 its Registration Statement ("Registration Statement") relating to 5,000,000 shares of the Company's common stock, without par value, that may be issued or transferred by the Company upon the purchase of the shares by employees of the Company and its subsidiaries under the 2001Guidant Corporation Employee Stock Purchase Plan (the "Plan").

With respect to the Company and shares of its common stock, it is my opinion that:

     A. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.
     B.   The 5,000,000 shares of common stock referred to above:
          (i)  are duly authorized; and
          (ii) will be validly issued and outstanding, fully paid and nonassessable upon issuance or transfer, upon completion of the actions being taken prior to the issuance of the shares of common stock pursuant to the registration statement, the Plan prospectus and the Plan, and assuming that the shares of common stock are issued in accordance with the provisions of the Plan.

In arriving at the foregoing opinions, I or members of my staff have examined corporate records, plans, agreements and other documents of the Company. I am a member of the bar of the State of Indiana and express no opinion as to the laws of any other jurisdiction.

I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ John C. Jenkins

John C. Jenkins
Vice President and General Counsel

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